POWER OF ATTORNEY

I, the undersigned, am a reporting person of Palo Alto Networks, Inc. (the “Company”), under Section 16 of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations promulgated thereunder or any successor laws and regulations, the “Exchange Act”), and hereby constitute and appoint each of Bruce Byrd, Kevin Espinola, Zachary Gennett and Elizabeth Villalobos, each in their capacity as employees of the Company, as the undersigned’s true and lawful attorneys-in-fact to:

1. Complete, execute, sign, and file on my behalf Forms 3, 4 and 5 and other forms and all amendments thereto as any such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Exchange Act, in connection with my ownership, acquisition, disposition of, or other transactions involving, securities of the Company (collectively, the “Forms”); and

2. Do and take all acts necessary or desirable on my behalf in order to file such Forms with the U.S. Securities and Exchange Commission, any securities exchange or national association, the Company, or such other person or agency, in each case, as any attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies, approves, and confirms all actions that any such attorney-in-fact and agent shall do or cause to be done consistent with this Power of Attorney; and each attorney-in-fact shall be empowered to act hereunder individually. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities or obligations to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (i) the undersigned is no longer required to file any of the Forms with respect to the undersigned’s transactions in securities issued by the Company and (ii) the date of revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact; provided, however, that, notwithstanding the foregoing clauses (i) and (ii), this Power of Attorney shall be automatically revoked solely as to any individual attorney-in-fact upon the date any such attorney-in-fact ceases to be employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day, February 12, 2025.

Signature:	/s/ Helle Thorning-Schmidt
Printed Name:	Helle Thorning-Schmidt